Exhibit 10.01

Commitment Letter Regarding the Lock-up of Shares

Given that ACM Research (Shanghai), Inc. (hereinafter referred to as the “issuer”) intends to issue an initial public offering and be listed on the Science and Technology Board (hereinafter referred to as “this issuance and listing”), the company, as the controlling shareholder of the issuer, makes the following commitment with respect to the lock-up and reduction of the issuer’s shares:

1. Within 36 months from the date of the issuer’s stock listing, the company will not transfer or entrust others to manage the issuer’s direct and indirect holdings of the issuer’s shares issued before the listing (hereinafter referred to as the “pre-issuance shares “), nor will it propose that the issuer repurchase that part of the shares. The above mentioned commitment does not affect the normal trading of the company’s stocks on the US stock exchange, and the company’s financing, mergers and acquisitions in accordance with the provisions of the US securities laws.

2. Within 6 months after the issuer’s listing, if the issuer’s stock’s closing price for 20 consecutive trading days is lower than the issuer’s stock issue price at the time of listing (hereinafter referred to as the “issuer’s stock issue price”), or the closing price at the end of the 6-month period after listing is lower than the issuer’s stock issue price, then the lock-up period of the issuer’s shares held by the company is automatically extended by 6 months. If the issuer has incurred ex-rights and ex-dividends such as dividend payouts, bonus shares, capital reserve conversion to increase in share capital, and additional new shares, the above issue price refers to the adjusted price of the issuer’s shares.

3. If the issuer has a major violation of the law as specified in Article 12, Section 2 of the Shanghai Stock Exchange Science and Technology Board Listing Rules, and it involves the delisting standard, the company will not reduce the issuer’s shares from the date of the relevant administrative penalty decision or judicial decision until the issuer’s shares are terminated from listing.

4. If the company reduces its pre-issuance shares after the lock-up period expires, it will strictly abide by laws, administrative regulations, departmental rules, regulatory documents and relevant regulations of the Shanghai Stock Exchange, and perform the corresponding information disclosure obligations.

5. The company will promptly report to the issuer on the issuer’s shares held by the company and their changes.

6. If the company violates the above commitments and reduces the issuer’s shares, the actual gains (if any) obtained from the sale of the issuer’s shares shall belong to the issuer.

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(There is no text on this page, it is the signature page of the Commitment Letter Regarding the Lock-up of Shares)

ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: May 21, 2020